Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-127275 and 333-104343 on Form S-8 of Harrington West Financial Group, Inc. of our report dated March 26, 2008 which is included in the Annual Report on Form 10-K of Harrington West Financial Group, Inc. for the year ended December 31, 2007.
Crowe Chizek and Company LLP
Oak Brook, Illinois
March 26, 2008

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